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EXHIBIT 99.(a)(1)(C)

        Notice of Guaranteed Delivery
Sanmina-SCI Corporation

Pursuant to the Offer to Purchase, dated February 17, 2005, for Cash
Up to $735,632,000 Aggregate Principal Amount at Maturity of its Outstanding
Zero Coupon Convertible Subordinated Debentures due 2020
(CUSIP NOS. 800907AD9/800907AC1; ISIN NOS. US800907AD93/US800907AC11)

THE OFFER TO PURCHASE WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON
FRIDAY, MARCH 18, 2005, UNLESS EXTENDED OR EARLIER TERMINATED BY
SANMINA-SCI CORPORATION.

The Depositary for the Offer is:

Wells Fargo Bank, N.A.

By Regular Mail or Overnight Courier:	In Person by Hand Only:	By Registered or Certified Mail:
Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 Sixth & Marquette Avenue Minneapolis, Minnesota 55479	Wells Fargo Bank, N.A. Corporate Trust Northstar East Building—12th Floor 608 Second Avenue South Minneapolis, MN 55402	Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 P.O. Box 1517 Minneapolis, Minnesota 55480
Facsimile Transmission: (for Eligible Institutions only)
(612) 667-4927
Confirm receipt of Facsimile Transmission by Telephone:
(612) 667-9764 (800) 344-5128

        Delivery of this notice of guaranteed delivery to an address, or transmission via facsimile to a number, other than as set forth above will not constitute valid delivery. As set forth in the above referenced Offer to Purchase, (as it may be supplemented and amended from time to time, the "offer to purchase"), and in the instructions of the letter of transmittal (as it may be supplemented and amended from time to time, together with the offer to purchase, the "offer" as it relates to the Zero Coupon Convertible Subordinated Debentures due 2020, which we refer to as the "Zero Coupon Debentures"), this form, or an agent's message relating to the guaranteed delivery procedures, must be used to accept Sanmina-SCI's offer to purchase for cash, upon the terms and subject to the conditions set forth in the offer, up to $735,632,000 aggregate principal amount at maturity of outstanding Zero Coupon Debentures, at a purchase price of $543.75 per $1,000 principal amount at maturity of the Zero Coupon Debentures, if prior to the expiration date

          (a)   certificates representing such Zero Coupon Debentures are not immediately available, and therefore cannot be delivered to the depository prior to the expiration date,

          (b)   time will not permit such holder's letter of transmittal, certificates representing such Zero Coupon Debentures and all other required documents to reach the depositary on or prior to the expiration date, or

          (c)   the procedures for book-entry transfer (including delivery of an agent's message) cannot be completed on or prior to the expiration date.

        Unless the context indicates or requires otherwise, the terms "Sanmina-SCI," "we," "us," and "our" as used in this notice of guaranteed delivery refer to Sanmina-SCI Corporation.

        This form must be guaranteed by a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or another "eligible guarantor institution." This notice must be sent as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, the "eligible institution" by mail or hand delivery or transmitted via facsimile to the depositary as set forth above. Delivery to DTC will not constitute a valid delivery to the depositary.

        This form is not to be used to guarantee signatures. If a signature on the letter of transmittal is required to be guaranteed by a medallion signature guarantor under the instructions thereto, such signature guarantee must appear in the applicable space provided in the letter of transmittal.

        Certain terms used but not defined herein shall have the meaning ascribed to them in the offer to purchase.

Ladies and Gentlemen:

        The undersigned hereby tender(s) to Sanmina-SCI, upon the terms and subject to the conditions set forth in the offer to purchase and the letter of transmittal (receipt of both of which is hereby acknowledged), the aggregate principal amount at maturity of the Zero Coupon Debentures specified below pursuant to the guaranteed delivery procedures set forth in the offer to purchase under Item 6, "The Offer—Procedures for Tendering Debentures—Guaranteed Delivery." The undersigned hereby authorizes the depositary to deliver this notice of guaranteed delivery to Sanmina-SCI with respect to the Zero Coupon Debentures tendered pursuant to the offer.

        The undersigned understands that Sanmina-SCI will accept for purchase Zero Coupon Debentures properly tendered, and not withdrawn, on or prior to the expiration date. This notice of guaranteed delivery may only be utilized prior to the expiration date. The undersigned also understands that tenders of Zero Coupon Debentures may be withdrawn at any time prior to the expiration date but the purchase price for the Zero Coupon Debentures in the offer shall not be payable in respect of the Zero Coupon Debentures so withdrawn. For a valid withdrawal of a tender of Zero Coupon Debentures to be effective, it must be made in accordance with the procedures set forth in the offer to purchase under Item 7, "The Offer—Withdrawal of Tenders."

        The undersigned understands that payment for Zero Coupon Debentures purchased will be made only after timely receipt by the depositary of (i) such Zero Coupon Debentures, or a book-entry confirmation of the transfer of such Zero Coupon Debentures into the depositary's account at DTC, and (ii) a letter of transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any signature guarantees and any other documents required by the letter of transmittal or a properly transmitted agent's message pursuant to DTC's ATOP within three business days after the date of execution of this notice of guaranteed delivery. The undersigned also understands that under no circumstances will interest be paid by Sanmina-SCI by reason of any delay in making payment to the undersigned.

        All authority conferred or agreed to be conferred by this notice of guaranteed delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this notice of guaranteed delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

        This notice of guaranteed delivery must be signed by the holder(s) exactly as their name(s) appear(s) on certificate(s) for Zero Coupon Debentures or on a security position listing as the owner of Zero Coupon Debentures, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this notice of guaranteed delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

        Please print name(s) and address(es)

Name(s):
Capacity:
Address(es):

Do not send Zero Coupon Debentures with this form. Zero Coupon Debentures should be sent to the depositary together with a properly completed and duly executed letter of transmittal.

2

PLEASE SIGN AND COMPLETE

Zero Coupon Convertible Subordinated Debentures due 2020

Certificate number (if available)*	Aggregate principal amount at maturity of Zero Coupon Debentures tendered**

*If the space provided is inadequate, list the certificate numbers, principal amounts at maturity in respect of Zero Coupon Debentures being tendered on a separately executed schedule and affix the schedule hereto.
**Unless otherwise indicated, it will be assumed that the entire aggregate principal amount at maturity represented by the Zero Coupon Debentures specified above is being tendered.

        The names and addresses of the holders should be printed, if not already printed above, exactly as they appear on the certificates representing Zero Coupon Debentures tendered hereby.

        Indicate on the lines below the order (by certificate number) in which Zero Coupon Debentures are to be purchased in the event of proration. If you do not designate an order, in the event less than all Zero Coupon Debentures tendered are purchased due to proration, Zero Coupon Debentures will be selected for purchase by Wells Fargo Bank, N.A., the depositary for the offer. Attach an additional signed list if necessary.

1st:	2nd:	3rd:	4th:

Signature(s) of Registered holder(s) or
Authorized Signatory:

Name(s) of Registered holder(s):

Address:

Zip Code:

Area Code and Telephone No.:

Date:

☐ Check this box if Zero Coupon Debentures will be delivered by book entry transfer.
Name of Tendering Institution:

Depositary Account No.:

3

GUARANTY
(Not to be used for signature guarantee)

        The undersigned, a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or another "eligible guarantor institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that, within three business days from the date of receipt by the depositary of this notice of guaranteed delivery, a properly completed and validly executed letter of transmittal (or a facsimile thereof or a properly transmitted agents message pursuant to DTC's ATOP) together with Zero Coupon Debentures tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Zero Coupon Debentures into the depositary's account at The Depositary Trust Company, pursuant to the procedures for book-entry transfer set forth in the offer to purchase under Item 6, "The Offer—Procedure for Tendering Debentures), and all other required documents will be delivered by the undersigned to the depositary.

Name of the Institution	Authorized Signature

Address	Title

Postal/Zip Code	Name (Please type or print):

Area Code and Telephone No.	Date

        The institution which completes this form must deliver to the depositary this notice of guaranteed delivery, the letter of transmittal (or facsimile thereof) and certificates for Zero Coupon Debentures within the time periods specified herein.

        Do not send certificates for zero coupon debentures with this form—they should be sent with a properly completed and duly executed letter of transmittal.

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  EXHIBIT 99.(a)(1)(C)